SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2010

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Company’s current Chairman of the Board, Andrew U. Ferrari, has decided not to stand for reelection to the Board at the Company’s annual meeting of Shareholders on May 5, 2010. Mr. Ferrari will complete his current term on the Board of Directors which expires at the Company’s annual meeting of shareholders. Mr. Ferrari has served as Chairman of the Board since January 2008.

Item 8.01.	Other Events.

On February 18, 2010, the Board of Directors of the Company named Ronald W. Kaplan to Chairman of the Board. The action will be effective immediately following the Company’s annual meeting of shareholders on May 5, 2010. Mr. Kaplan has served as President and Chief Executive Officer of the Company since January 2008 and will continue in those capacities following the annual meeting of shareholders.

Because Mr. Kaplan will hold the positions of Chairman of the Board, President and Chief Executive Officer, the Company has appointed Mr. Jay M. Gratz as Lead Independent Director effective May 5, 2010.

The Company issued a press release on February 18, 2010 announcing the appointment of Mr. Kaplan to Chairman of the Board and Mr. Gratz to Lead Independent Director. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Trex Company herewith files the following exhibit:

Exhibit Number	Description of Exhibit

99.1	Press release dated February 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: February 19, 2010	/S/ JAMES E. CLINE
James E. Cline
Chief Financial Officer